1 Teleflex Incorporated Fourth Quarter 2017 Earnings Conference Call

2 Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing 855-859-2056 or for international calls, 404- 537-3406, pass code number 6373419 An accompanying supplemental schedule reconciling revenue segment changes is also available on the Teleflex investor relations website

3 Introductions Liam Kelly President and CEO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President of Investor Relations

4 Note on Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, the expected impact of the expanded indications for the UroLift System; our expectations with regard to the impact of the Vascular Solutions distributor conversions completed in the fourth quarter of 2017; forecasted revenue and adjusted earnings per share for the NeoTract business; our 2018 commercial strategy for UroLift; forecasted 2018 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and adjusted earnings per share and the items that are expected to impact each of those forecasted results; our assumptions with respect to the euro to U.S. dollar exchange rate for 2018 and our adjusted weighted average shares for 2018; estimated pre-tax charges we expect to incur and annualized pre-tax savings we expect to realize in connection with our restructuring programs; our expectations with respect to when we will begin to realize savings from our restructuring programs and when those programs will be substantially completed; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, organic constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices to this presentation. Additional Notes Unless otherwise noted, the following slides reflect continuing operations.

4Q17 Highlights

Strength in New Products Offset by Order Timing and EMEA

- Constant currency revenue growth from new products continues to accelerate as we exit the year
- Excluding impact of fewer shipping days, constant currency revenue growth strong in Vascular North America and Interventional North America
- Temporary softness in EMEA, and delayed distributor orders impact certain North America-based strategic business units

Two Scale Acquisitions Continue to Transform Our Portfolio

- NeoTract business continues strong momentum, delivering $39 million in 4Q'17 revenues, up 121% year-over-year
- Recently received FDA clearance for expanded indications for UroLift® System further positions product offering for future growth
- Vascular solutions adds 8% to Teleflex's constant currency revenue growth in 4Q'17
- Vascular Solutions growth in 4Q'17 temporarily impacted by distributor conversions
- Completion of Vascular Solutions distributor conversions in 4Q'17 position product lines for revenue tailwind in 2018

Solid Margin Expansion and Adjusted EPS Performance

- Delivered 270 bps of adjusted gross margin expansion year over year
- Delivered 40 bps of adjusted operating margin expansion year over year
- Long term margin expansion objectives remain intact

Note: See appendices for reconciliations of non-GAAP information

5

Teleflex®

6 4Q and FY17 Financial Summary Fourth quarter 2017 revenue of $595.1 million • Up 15.8% vs. prior year period on an as-reported basis • Up 12.6% vs. prior year period on a constant currency basis Fourth quarter 2017 Earnings Per Share • GAAP EPS of ($0.92), down 171.3% vs. prior year period • Adjusted EPS of $2.44, up 14.6% vs. prior year period Full year 2017 revenue of $2.146 billion • Up 14.9% vs. prior year on an as-reported basis • Up 14.1% vs. prior year on a constant currency basis Full year 2017 Earnings Per Share • GAAP EPS of $3.33, down 33.1% vs. prior year • Adjusted EPS of $8.40, up 14.4% vs. prior year Note: See appendices for reconciliations of non-GAAP information

7 4Q Constant Currency Revenue Growth Note: See appendices for reconciliations of non-GAAP information Q4 2017 Constant Currency Revenue Growth New Product introductions 2.0% Price 0.7% Volume (excluding shipping day impact) (0.9%) Shipping Day Impact (5.0%) Vascular Solutions 8.0% NeoTract 7.4% Other M&A 0.4% Constant Currency Revenue Growth 12.6%

8 Segment Revenue Review Q4’17 Q4’16 Constant Currency Revenue Commentary Vascular N.A.: $80.7 million, up 0.3% Surgical N.A.: $43.7 million, down 9.8% Anesthesia N.A.: $49.9 million, down 9.4% Interventional N.A.: $61.7 million, up 177.2% Note: Increases and decreases in revenue referred to above are as compared to results for the fourth quarter of 2016. See appendices for reconciliations of non-GAAP information and for a reconciliation of segment reporting changes. 14% 7% 9% 10% 24% 13% 8% 15% Vascular North America Surgical North America Anesthesia North America Interventional North America EMEA Asia OEM All Other EMEA: $143.6 million, down 2.0% Asia: $78.8 million, up 4.5% OEM: $46.0 million, down 0.1% All Other: $90.7 million, up 67.0% 16% 9% 11% 4% 26% 14% 9% 11% Vascular North America Surgical North America Anesthesia North America Interventional North America EMEA Asia OEM All Other

9 Acquisition Update Integration on Schedule − Management team intact − No regrettable sales force turnover − Continue to nurture high performing culture − Maintain employee engagement − Investing to ensure that hyper-growth revenue trajectory continues 2017 Financial Results and Forward Looking Financial Expectations − 2017 revenue of $125.5 million, up 149% year-over-year − 2017 revenue of $125.5 million exceeded previously provided expectations, which called for revenue of between $115 million and $120 million − 2018 revenue expected to grow at least 40% over 2017 levels − Slightly dilutive to adjusted earnings per share1 in 2017 − Expect breakeven to adjusted earnings per share1 in 2018, with significant accretion thereafter including $0.35 to $0.40 of adjusted earnings per share1 accretion in 2019 1 - Adjusted earnings per share excludes specified items such as amortization of acquired intangibles, inventory step-up, restructuring costs and other costs incurred to execute the transaction. Adjusted earnings per share is a non-GAAP financial measure and should not be considered a replacement for GAAP results.

10 Acquisition Update 2018 UroLift Commercial Strategy Drive utilization in current accounts Begin early majority market penetration Leverage expanded reimbursement coverage

Product Introductions and Regulatory Approvals

UroLift® Obstructive Median Lobe US only 510(k)

KEY TAKEAWAYS

Recently received FDA 510(k) clearance for changes to the IFU for both UroLift and UroLift 2 devices:

- ✓ Removal of obstructive median lobe contraindication
- ✓ Addition of a median lobe indication
- ✓ Lowered minimum age to men 45 and older (previous IFU 50 and older)

Expands addressable US market by ~1.9M patients; UroLift now addresses ~90%-95% of the US market[1,2,3,4]

Strengthens market leadership position

Methodical sales training process throughout 2018


Median Lobe
Bladder
Lateral Lobe
Prostate

1. NeoTract estimates based on IMS Health Data from Market Model 2017-19 for Investors 2-28-17 FINAL.
2. Doo, Urology 2009; 73: 232-236. Ultrasound study of 157 men presenting with LUTS. Obstructive Middle Lobe was defined as high intravesical prostatic protrusion (IPP: grade 3, >10mm into bladder) and calculated as all patients with prostate contour Type 2 (2.5%) + 73.3% of patients with contour Type 3 (19.1%) = 16.5%.
3. Eckhardt, Neurourol and Urodynamics 2001; 20: 579-590; This paper discusses prostate volume distribution among 565 men with LUTS/BPH and suggests ~5% are > 80cc.
4. Mochtar, Eur Urol 2003; 44: 695-700; This paper discusses prostate volume distribution among 1859men with LUTS/BPH and suggests ~5-10% are > 80cc.

11
Teleflex®

12 Product Introductions and Regulatory Approvals RePlas® Freeze-Dried Plasma Regulatory Update and Timeline FDA and DoD launch joint program to expedite medical products intended to save lives of US Military; including freeze-dried plasma Dec 2017 Jan 2018 FDA confirms accelerated BLA approval pathway; confirmatory efficacy study required post-approval RePlas FDP Unit (equivalent to one FFP unit) Sterile Water for Injection (SWFI) 250ml Fluid Transfer Set Blood Set for Transfusion Internal corrugated tube protects against 1,000 lbs. of force

13 Fourth Quarter Financial Review Revenue of $595.1 million • Up 15.8% vs. prior year period on an as-reported basis • Up 12.6% vs. prior year period on a constant currency basis Gross Margin • GAAP gross margin of 55.6%, up 250 bps vs. prior year period • Adjusted gross margin of 56.5%, up 270 bps vs. prior year period Operating Margin • GAAP operating margin of 15.3%, up 230 bps vs. prior year period • Adjusted operating margin of 25.4%, up 40 bps vs. prior year period Tax Rate • GAAP tax rate of 163.6%, compared to (19.8%) in prior year period • Adjusted tax rate of 10.9%, down 560 bps vs. prior year period Earnings Per Share • GAAP EPS of ($0.92), down 171.3% vs. prior year period • Adjusted EPS of $2.44, up 14.6% vs. prior year period Note: See appendices for reconciliations of non-GAAP information

14 2018 Financial Outlook Assumptions 2018 revenue guidance assumes a modest improvement in base business revenue growth rates from 2017 levels, and an acceleration in total organic constant currency revenue growth due to acquisitions of NeoTract and Vascular Solutions 1 = includes approximately 1.5% of contribution from Vascular Solutions and NeoTract volume and new products. 2018 Guidance 2017 Low High Actual GAAP Revenue Growth 14.0% 15.0% 14.9% Impact of Foreign Currency Exchange Rate Fluctuations 2.0% 2.0% 0.8% Constant Currency Revenue Growth 12.0% 13.0% 14.1% M&A 7.0% 7.5% 10.9% Organic Constant Currency Revenue Growth1 5.0% 5.5% 3.2%

15 2018 Financial Outlook Assumptions 2018 Adjusted Gross Margin Drivers Gross margin expansion in 2018 as compared to 2017 expected to be driven by: • NeoTract and Vascular Solutions acquisitions • Cost improvement programs • Benefits from previously announced restructuring plans Note: figures represent adjusted gross margin. See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results. 54.1% 55.8% 57.5% to 58.0% 45% 50% 55% 60% 2016 2017 2018E +170 bps to +220 bps +170 bps

16 2018 Financial Outlook Assumptions 2018 Adjusted Operating Margin Drivers Improved financial leverage generated during 2016 and 2017 expected to continue in 2018 Adjusted gross margin improvement expected to contribute between 170 and 220 basis points Addition of NeoTract, coupled with recently completed Vascular Solutions distributor to direct sales force conversions, cause year-over- year increase in operating expenses as a percentage of revenue Note: figures represent adjusted operating margin. See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results. 24.1% 25.1% 26.1% to 26.5% 15% 17% 19% 21% 23% 25% 27% 2016 2017 2018E +100 bps to +140 bps +100 bps

17 2018 Financial Outlook Assumptions Vascular Solutions and NeoTract, coupled with continued contribution from our base business, expected to lead to 2018 adjusted EPS growth of 13.7% to 16.1% Note: see Appendices for tables reconciling actual and forecasted adjusted earnings per share results to actual and forecasted GAAP earnings per share results. Base Business, VSI, and NeoTract $1.61 $1.71 Foreign currency exchange rates $0.26 $0.26 Taxes ($0.07) $0.03 Weighted average shares ($0.10) ($0.10) Interest Expense ($0.55) ($0.55) 2017 Adjusted Earnings per Share 2018 Adjusted Earnings per Share Low High 2018 Guidance $9.55 $9.75 $8.40 $8.40

18 Any Questions?

19 Thank You

20 Appendices

21 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Organic constant currency revenue growth. This measure excludes (i) the impact of translating the results of international subsidiaries at different currency exchange rates from period to period; and (ii) the results of acquired businesses (other than acquired distributors) for the first 12 months following the acquisition date. • Adjusted diluted earnings per share. This measure excludes, depending on the period presented the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (C) to the reconciliation tables appearing in Appendices H, I, J and K; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; (vi) loss on extinguishment of debt; and (vii) tax adjustments identified in note (G) to the reconciliation tables appearing in Appendices H, I, J and K. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s previously outstanding convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) other items identified in note (c) to the reconciliation table appearing in Appendices D and E. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, (i) the impact of restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) other items identified in note (C) to the reconciliation table appearing in Appendices F and G; and (iv) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (A) to the reconciliation table appearing in Appendices L and M; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; and (v) tax adjustments identified in note (B) to the reconciliation tables appearing in Appendices L and M.

22 APPENDIX A – RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH DOLLARS IN MILLIONS December 31, 2017 December 31, 2016 Constant Currency Currency Total Vascular North America 80.7$ 80.3$ 0.3% 0.2% 0.5% Interventional North America 61.7 22.2 177.2% 0.4% 177.6% Anesthesia North America 49.9 54.9 (9.4%) 0.2% (9.2%) Surgical North America 43.7 48.3 (9.8%) 0.4% (9.4%) EMEA 143.6 135.7 (2.0%) 7.8% 5.8% Asia 78.8 73.0 4.5% 3.5% 8.0% OEM 46.0 45.3 (0.1%) 1.4% 1.3% All Other 90.7 54.2 67.0% 0.6% 67.6% Net Revenues 595.1$ 513.9$ 12.6% 3.2% 15.8% Three Months Ended % Increase / (Decrease)

23 APPENDIX B – RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH DOLLARS IN MILLIONS December 31, 2017 December 31, 2016 Constant Currency Currency Total Vascular North America 313.6$ 295.2$ 6.1% 0.1% 6.2% Interventional North America 220.6 82.4 167.5% 0.1% 167.6% Anesthesia North America 198.0 198.8 (0.5%) 0.1% (0.4%) Surgical North America 175.2 172.2 1.6% 0.1% 1.7% EMEA 552.7 510.9 6.3% 1.9% 8.2% Asia 269.2 249.4 7.0% 0.9% 7.9% OEM 183.0 161.0 13.2% 0.5% 13.7% All Other 234.0 198.1 18.0% 0.1% 18.1% Net Revenues 2,146.3$ 1,868.0$ 14.1% 0.8% 14.9% Twelve Months Ended % Increase / (Decrease)

24 APPENDIX C – RECONCILIATION OF REVENUE GROWTH DOLLARS IN MILLIONS % Basis Points Three Months Ended December 31, 2016 Revenue As-Reported 513.9$ Foreign Currency 14.7$ 3.2% 320 Volume (exclding the impact of shipping days) (4.9)$ -0.9% -90 Shipping Day Impact (26.7)$ -5.0% -500 New Product Sales 10.7$ 2.0% 200 Pricing 3.8$ 0.7% 70 Acquisitions1 83.6$ 15.8% 1,580 Three Months Ended December 31, 2017 Revenue As-Reported 595.1$ 15.8% 1 = Includes: Vascular Solutions 42.4$ 8.0% NeoTract 39.0$ 7.4% Other Acquisitions 2.2$ 0.4% Year-Over-Year Growth

25 APPENDIX D – RECONCILIATION OF ADJUSTED GROSS PROFIT AND MARGIN DOLLARS IN THOUSANDS (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended December 31, 2017, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions. December 31, 2017 December 31, 2016 Teleflex gross profit as-reported 330,731$ 273,052$ Teleflex gross margin as-reported 55.6% 53.1% Restructuring, restructuring related and impairment items (A) 3,850 3,686 Acquisition, integration and divestiture related items (B) 353 - Other items (C) 1,347 - Adjusted Teleflex gross profit 336,281$ 276,738$ Adjusted Teleflex gross margin 56.5% 53.8% Teleflex revenue as-reported 595,106$ 513,933$ Three Months Ended

26 APPENDIX E – RECONCILIATION OF ADJUSTED GROSS PROFIT AND MARGIN DOLLARS IN THOUSANDS (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the twelve months ended December 31, 2017, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions. December 31, 2017 December 31, 2016 Teleflex gross profit as-reported 1,171,802$ 996,200$ Teleflex gross margin as-reported 54.6% 53.3% Restructuring, restructuring related and impairment items (A) 12,730 14,559 Acquisition, integration and divestiture related items (B) 10,795 - Other items (C) 1,347 - Adjusted Teleflex gross profit 1,196,674$ 1,010,759$ Adjusted Teleflex gross margin 55.8% 54.1% Teleflex revenue as-reported 2,146,303$ 1,868,027$ Year Ended

APPENDIX F –

RECONCILIATION OF ADJUSTED OPERATING PROFIT AND MARGIN
DOLLARS IN THOUSANDS

	Three Months Ended	
	December 31, 2017	December 31, 2016
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$ 90,904	$ 67,028
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin	15.3%	13.0%
Restructuring, restructuring related and impairment items (A)	5,501	50,554
Acquisition, integration and divestiture related items (B)	16,746	(5,273)
Other items (C)	3,235	152
Intangible amortization expense (D)	34,790	16,005
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$ 151,176	$ 128,465
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin	25.4%	25.0%
Teleflex revenue as-reported	$ 595,106	$ 513,933

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the three months ended December 31, 2017, the majority of these charges were related to our acquisitions of Vascular Solutions and NeoTract. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

(C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs.

(D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

27

Teleflex®

APPENDIX G –

RECONCILIATION OF ADJUSTED OPERATING PROFIT AND MARGIN
DOLLARS IN THOUSANDS

	Year Ended			
		December 31, 2017		December 31, 2016
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	372,279	$	319,453
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		17.3%		17.1%
Restructuring, restructuring related and impairment items (A)		29,371		74,559
Acquisition, integration and divestiture related items (B)		38,802		(7,399)
Other items (C)		(551)		572
Intangible amortization expense (D)		98,766		63,491
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	538,667	$	450,676
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		25.1%		24.1%
Teleflex revenue as-reported	$	2,146,303	$	1,868,027

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the twelve months ended December 31, 2017, the majority of these charges were related to our acquisitions of Vascular Solutions and NeoTract. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

(C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the twelve months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs.

(D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

28

Teleflex®

29 APPENDIX H – RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS QUARTER ENDED – DECEMBER 31, 2017 DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA Cost of goods sold Selling, general and administrative expenses Research and development expenses Restructuring and impairment charges (Gain) loss on sale of business and assets Interest expense, net Income taxes Net income (loss) attributable to common shareholders from continuing operations Diluted earnings per share available to common shareholders Shares used in calculation of GAAP and adjusted earnings per share GAAP Basis $264.4 $213.3 $25.5 $1.1 — $23.5 $110.2 ($42.8) ($0.92) 46,636 Adjustments Restructuring, restructuring related and impairment items (A) 3.9 0.3 0.3 1.1 — — 1.8 3.7 $0.08 — Acquisition, integration and divestiture related items (B) 0.4 16.2 0.2 — — — (2.8) 19.5 $0.42 — Other items (C) 1.3 1.9 — — — — 0.6 2.7 $0.06 — Amortization of debt discount on convertible notes (D) — — — — — — — — — — Intangible amortization expense (E) — 34.7 0.1 — — — 10.0 24.8 $0.53 — Loss on extinguishment of debt (F) — — — — — — — — — — Tax adjustments (G) — — — — — — (106.0) 106.0 $2.27 — Shares due to Teleflex under note hedge (H) — — — — — — — — — — Adjusted basis $258.8 $160.2 $24.9 — — $23.5 $13.9 $113.7 $2.44 46,636

APPENDIX I –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
QUARTER ENDED – DECEMBER 31, 2016
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$240.9	$144.2	$15.7	$46.4	($0.2)	$16.2	($10.1)	$60.9	$1.29	47,112
Adjustments										
Restructuring, restructuring related and impairment items (A)	3.7	0.5	0.0	46.4	—	—	18.0	32.5	$0.69	—
Acquisition, integration and divestiture related items (B)	—	(5.1)	—	—	(0.2)	3.4	1.9	(3.7)	($0.08)	—
Other items (C)	—	0.2	—	—	—	—	0.1	0.1	$0.00	—
Amortization of debt discount on convertible notes (D)	—	—	—	—	—	1.1	0.4	0.7	$0.02	—
Intangible amortization expense (E)	—	15.9	0.1	—	—	—	4.0	12.0	$0.26	—
Loss on extinguishment of debt (F)	—	—	—	—	—	—	0.0	0.0	$0.00	—
Tax adjustments (G)	—	—	—	—	—	—	4.9	(4.9)	($0.10)	—
Shares due to Teleflex under note hedge (H)	—	—	—	—	—	—	—	—	$0.06	(1,343)
Adjusted basis	**$237.2**	**$132.7**	**$15.6**	—	—	**$11.7**	**$19.3**	**$97.5**	**$2.13**	**45,769**

30

Teleflex®

31 APPENDICES H AND I – TICKMARKS (A) Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the three months ended December 31, 2017 and December 31, 2016, pre-tax restructuring related charges were $4.4 million and $4.2 million, respectively. There were no impairment items during the three months ended December 31, 2017. In the three months ended December 31, 2016, impairment items included (i) a pre-tax, non-cash $41.0 million impairment charge and a $14.9 million reduction in related deferred tax liabilities in connection with discontinuation of an in-process research and development project; (ii) $2.4 million in pre-tax, non-cash impairment charges related to two properties, one of which was classified as an asset held for sale; and (iii) a $0.7 million reduction in related deferred tax liabilities. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the three months ended December 31, 2017, the majority of these charges were related to our acquisitions of Vascular Solutions and NeoTract. For the three months ended December 31, 2016, amounts attributable to these activities reflect reversals related to contingent consideration liabilities, including $8.3 million related to the discontinuation of an in-process research and development project, somewhat offset by acquisition costs. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. For the three months ended December 31, 2016, these items included relabeling costs. (D) Amortization of debt discount on convertible notes - When we sold $400 million principal amount of our 3.875% convertible notes (the “convertible notes”) in 2010, we allocated the proceeds between the liability and equity components of the debt, in accordance with GAAP. As a result, the $83.7 million difference between the proceeds of the sale of the convertible notes and the liability component of the debt constituted a debt discount that was to be amortized to interest expense over the approximately seven year term of the convertible notes, which significantly increased the amount we recorded as interest expense attributable to the convertible notes. The amount of the amortization of the debt discount was reduced as a result of our repurchases of convertible notes in 2016 and 2017 and redemptions of the convertible notes by holders of the notes, although we continued to amortize the remaining portion of the debt discount to interest expense until August 2017, when all remaining convertible notes were either converted or matured. (E) Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (F) Loss on extinguishment of debt - In connection with debt refinancings, debt repayments, repurchases of convertible notes and redemptions of convertible notes, outstanding indebtedness is extinguished. These events, which have occurred from time to time on an irregular basis, have resulted in losses reflecting, among other things, unamortized debt issuance costs, as well as debt prepayment fees and premiums (including conversion premiums resulting from conversion of convertible securities). (G) Tax adjustments - Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, for the three months ended December 31, 2017, these items include tax expense associated with the Tax Cuts and Jobs Act (“TCJA”), which was enacted on December 22, 2017. (H) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s previously outstanding convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in the weighted average number of diluted shares.

APPENDIX J –
RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
YEAR ENDED – DECEMBER 31, 2017
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$974.5	$700.0	$84.8	$14.8	—	$81.8	$5.6	$129.6	$155.3	$3.33	46,664
Adjustments											
Restructuring, restructuring related and impairment items (A)	12.7	0.8	1.0	14.8	—	—	—	9.1	20.3	$0.44	—
Acquisition, integration and divestiture related items (B)	10.8	27.8	0.2	—	—	2.1	—	4.1	36.8	$0.79	—
Other items (C)	1.3	(1.9)	—	—	—	—	—	(1.1)	0.6	$0.01	—
Amortization of debt discount on convertible notes (D)	—	—	—	—	—	0.9	—	0.3	0.6	$0.01	—
Intangible amortization expense (E)	—	98.3	0.4	—	—	—	—	27.7	71.1	$1.52	—
Loss on extinguishment of debt (F)	—	—	—	—	—	—	5.6	2.0	3.5	$0.08	—
Tax adjustments (G)	—	—	—	—	—	—	—	(101.4)	101.4	$2.17	—
Shares due to Teleflex under note hedge (H)	—	—	—	—	—	—	—	—	—	$0.05	(280)
Adjusted basis	**$949.6**	**$574.9**	**$83.1**	**—**	**—**	**$78.8**	**—**	**$70.3**	**$389.5**	**$8.40**	**46,384**

32

Teleflex®

APPENDIX K –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
YEAR ENDED – DECEMBER 31, 2016
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$871.8	$563.3	$58.6	$59.2	($4.4)	$54.5	$19.3	$8.1	$237.2	$4.98	47,646
Adjustments											
Restructuring, restructuring related and impairment items (A)	14.6	0.7	0.0	59.2	—	—	—	25.5	49.1	$1.03	—
Acquisition, integration and divestiture related items (B)	—	(3.0)	—	—	(4.4)	3.4	—	1.2	(5.2)	($0.11)	—
Other items (C)	—	0.5	0.0	—	—	—	—	0.2	0.4	$0.01	—
Amortization of debt discount on convertible notes (D)	—	—	—	—	—	7.2	—	2.6	4.5	$0.10	—
Intangible amortization expense (E)	—	63.1	0.4	—	—	—	—	16.1	47.4	$0.99	—
Loss on extinguishment of debt (F)	—	—	—	—	—	—	19.3	7.0	12.2	$0.26	—
Tax adjustments (G)	—	—	—	—	—	—	—	10.7	(10.7)	($0.23)	—
Shares due to Teleflex under note hedge (H)	—	—	—	—	—	—	—	—	—	$0.31	(2,025)
Adjusted basis	$857.3	$502.0	$58.1	—	—	$43.9	—	$71.5	$334.8	$7.34	45,621

33

Teleflex®

34 APPENDICES J AND K – TICKMARKS (A) Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the twelve months ended December 31, 2017 and December 31, 2016, pre-tax restructuring related charges were $14.6 million and $15.3 million. There were no impairment items during the twelve months ended December 31, 2017. In the twelve months ended December 31, 2016, impairment items included (i) a pre-tax, non-cash $41.0 million impairment charge and a $14.9 million reduction in related deferred tax liabilities in connection with discontinuation of an in-process research and development project; (ii) $2.4 million in pre-tax, non-cash impairment charges related to two properties, one of which was classified as an asset held for sale and (iii) a $0.7 million reduction in related deferred tax liabilities. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the twelve months ended December 31, 2017, the majority of these charges were related to our acquisitions of Vascular Solutions and NeoTract. For the twelve months ended December 31, 2016, amounts attributable to these activities reflect reversals related to contingent consideration liabilities, including $8.3 million related to the discontinuation of an in-process research and development project, and the gain on a sale of assets, somewhat offset by acquisition costs. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the twelve months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. For the twelve months ended December 31, 2016, these items included relabeling costs and costs associated with a facility that was exited. (D) Amortization of debt discount on convertible notes - When we sold $400 million principal amount of our 3.875% convertible notes (the “convertible notes”) in 2010, we allocated the proceeds between the liability and equity components of the debt, in accordance with GAAP. As a result, the $83.7 million difference between the proceeds of the sale of the convertible notes and the liability component of the debt constituted a debt discount that was to be amortized to interest expense over the approximately seven year term of the convertible notes, which significantly increased the amount we recorded as interest expense attributable to the convertible notes. The amount of the amortization of the debt discount was reduced as a result of our repurchases of convertible notes in 2016 and 2017 and redemptions of the convertible notes by holders of the notes, although we continued to amortize the remaining portion of the debt discount to interest expense until August 2017, when all remaining convertible notes were either converted or matured. (E) Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (F) Loss on extinguishment of debt - In connection with debt refinancings, debt repayments, repurchases of convertible notes and redemptions of convertible notes, outstanding indebtedness is extinguished. These events, which have occurred from time to time on an irregular basis, have resulted in losses reflecting, among other things, unamortized debt issuance costs, as well as debt prepayment fees and premiums (including conversion premiums resulting from conversion of convertible securities). (G) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, for the twelve months ended December 31, 2017, these items include tax expense associated with the TCJA, which was enacted on December 22, 2017. (H) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s previously outstanding convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in the weighted average number of diluted shares.

35 APPENDIX L – RECONCILIATION OF ADJUSTED TAX RATE DOLLARS IN THOUSANDS (A) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. For the three months ended December 31, 2016, these items included relabeling costs. (B) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, for the three months ended December 31, 2017, these items include tax expense associated with the TCJA, which was enacted on December 22, 2017. Three Months Ended December 31, 2017 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $67,397 $110,244 163.6% Restructuring, restructuring related and impairment items 5,501 1,838 Acquisition, integration and divestiture related items 16,746 (2,767) Other items (A) 3,235 573 Amortization of debt discount on convertible notes 0 0 Intangible amortization expense 34,790 10,022 Tax adjustment (B) 0 (105,973) Adjusted basis $127,669 $13,937 10.9% Three Months Ended December 31, 2016 GAAP basis $50,816 ($10,060) -19.8% Restructuring, restructuring related and impairment items 50,554 18,045 Acquisition, integration and divestiture related items (1,894) 1,850 Other items (A) 152 80 Amortization of debt discount on convertible notes 1,125 417 Intangible amortization expense 16,005 3,984 Tax adjustment (B) 0 4,942 Adjusted basis $116,757 $19,258 16.5%

36 APPENDIX M – RECONCILIATION OF ADJUSTED TAX RATE DOLLARS IN THOUSANDS (A) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the twelve months ended December 31, 2017, these items included both gains and losses associated with litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. For the twelve months ended December 31, 2016, these items included relabeling costs and costs associated with a facility that was exited. (B) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, for the twelve months ended December 31, 2017, these items include tax expense associated with the TCJA, which was enacted on December 22, 2017. Year Ended December 31, 2017 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $284,911 $129,648 45.5% Restructuring, restructuring related and impairment items 29,371 9,055 Acquisition, integration and divestiture related items 40,873 4,059 Other items (A) (551) (1,145) Amortization of debt discount on convertible notes 881 322 Intangible amortization expense 98,766 27,690 Loss on extinguishment of debt 5,593 2,046 Tax adjustment (B) 0 (101,352) Adjusted basis $459,844 $70,323 15.3% Year Ended December 31, 2016 GAAP basis $245,725 $8,074 3.3% Restructuring, restructuring related and impairment items 74,559 25,463 Acquisition, integration and divestiture related items (4,020) 1,224 Other items (A) 572 215 Amortization of debt discount on convertible notes 7,154 2,616 Intangible amortization expense 63,491 16,102 Loss on extinguishment of debt 19,261 7,046 Tax adjustment (B) 0 10,742 Adjusted basis $406,741 $71,482 17.6%

37 APPENDIX N – RECONCILIATION OF 2018 CONSTANT CURRENCY REVENUE GROWTH GUIDANCE Low High Forecasted GAAP Revenue Growth 14.0% 15.0% Estimated Impact of Foreign Currency Exchange Rate Fluctuations -2.0% -2.0% Forecasted Constant Currency Revenue Growth 12.0% 13.0%

38 APPENDIX O – RECONCILIATION OF 2018 ADJUSTED GROSS MARGIN GUIDANCE Low High Forecasted GAAP Gross Margin 57.1% 57.7% Restructuring, restructuring related and impairment items (A) 0.35% 0.30% Acquisition, integration and divestiture related items (B) 0.05% 0.00% Forecasted Adjusted Gross Margin 57.5% 58.0% (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

39 APPENDIX P – RECONCILIATION OF 2018 ADJUSTED OPERATING MARGIN GUIDANCE (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. (D) Certain intangible assets, including customer lists, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Low High Forecasted GAAP Operating Margin 19.40% 20.00% Estimated restructuring, restructuring related and impairment items (A) 0.50% 0.45% Estimated acquisition, integration and divestiture related items (B) 0.70% 0.65% Estimated other items (C) 0.05% 0.00% Estimated intangible amortization expense (D) 5.45% 5.40% Forecasted Adjusted Operating Margin 26.10% 26.50%

40 APPENDIX Q – RECONCILIATION OF 2018 ADJUSTED EARNINGS PER SHARE GUIDANCE Low High Forecasted diluted earnings per share attributable to common shareholders $7.10 $7.20 Restructuring, restructuring related and impairment items, net of tax (A) $0.17 $0.20 Acquisition, integration and divestiture items, net of tax (B) $0.27 $0.30 Other items, net of tax ( C) $0.01 $0.02 Intangible amortization expense, net of tax (D) $2.00 $2.03 Forecasted adjusted diluted earnings per share $9.55 $9.75 (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental costs, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These costs may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. (D) Certain intangible assets, including customer lists, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

41 Euro to U.S. Dollar exchange rate assumed to be approximately 1.18 for full year 2018 Adjusted weighted average shares expected to be approximately 46.9 million for full year 2018 2018 Calendar of shipping days: • Q1’18 vs. Q1’17: 1 less day • Q2’18 vs. Q2’17: 1 additional day • Q3’18 vs. Q3’17: no difference • Q4’18 vs. Q4’17: 1 additional day • FY’18 vs. FY’17: 1 additional day APPENDIX R – 2018 FINANCIAL OUTLOOK ASSUMPTIONS

APPENDIX S –
TELEFLEX RESTRUCTURING PLAN SUMMARY

With respect to our restructuring plans and programs that were ongoing at December 31, 2017, the table below summarizes (1) the estimated total charges that will be incurred and the estimated annual pre-tax savings once the plans and programs are completed; (2) the charges incurred and estimated pre-tax savings realized through December 31, 2017; and (3) the estimated charges to be incurred and the estimated incremental pre-tax savings to be realized for these plans and programs from January 1, 2018 through their respective anticipated completion dates.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities, changes in the scope of restructuring plans and programs, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings relating to programs involving the integration of acquired businesses are particularly difficult to forecast because the estimate of pre-tax savings, to a considerable extent, involves assumptions regarding operation of businesses during periods when those businesses were not administered by our management. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below has been updated to remove estimated charges and pre-tax savings related to completed programs. Estimated charges and pre-tax savings are described in more detail below, within the discussions of the specific restructuring plans and programs.

Dollars in Millions	Estimated Total	Through December 31, 2017	Estimated remaining from January 1, 2018 through December 31, 2022
Restructuring charges	$44 to $51	$42	$2 to $9
Restructuring related charges [1]	$56 to $68	$44	$12 to $24
Total charges	$100 to $119	$86	$14 to $33
Pre-tax savings[2,3]	$76 to $90	$45	$31 to $45

1. Restructuring related charges principally constitute accelerated depreciation and other costs primarily related to the transfer of manufacturing operations to new locations and are expected to be recognized primarily in cost of goods sold.

2. Approximately 55% of the pre-tax savings are expected to result in reductions to cost of goods sold. As previously disclosed, during 2016, in connection with our execution of the 2014 Manufacturing Footprint Realignment Plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduced the annual savings we anticipated at the inception of the program). However, we also expect to achieve improved pricing on these kits to offset the cost, which is expected to result in estimated annual increased revenues of $5 million to $6 million, which is not reflected in the table above. We realized a $1.0 million benefit resulting from this incremental pricing in 2017. More recently, during the fourth quarter of 2017, we entered into an agreement with an alternate provider for the development and supply of a component to be included in certain kits sold by our Vascular and Anesthesia North America operating segments. The agreement will result in increased development costs, but is expected to reduce the cost of the component supply, once the supply becomes commercially available, as compared to the costs incurred with respect to our current suppliers. Therefore, we anticipate a net savings from the agreement, which is reflected in the table above.

3. While pre-tax savings address anticipated cost savings to be realized with respect to our historical expense items, they also reflect anticipated efficiencies to be realized with respect to increased costs that otherwise would have resulted from our acquisition of Vascular Solutions and Pyng Medical Corp. ("Pyng"), which we acquired in 2017. In this regard, the pre-tax savings are expected to result from the elimination of redundancies between our operations and Vascular Solutions' and Pyng's operations, principally through the elimination of personnel redundancies.

42

Teleflex®

43 APPENDIX T – GROUP PURCHASING ORGANIZATION AND IDN REVIEW Group Purchasing Organization Update • 21 renewed agreements • 2 new agreements • 3 existing agreements not renewed IDN Update • 37 renewed agreements • 25 new agreements • 7 existing agreements not renewed

44 APPENDIX U - REPORTING SEGMENT CHANGES OEM (no change) Surgical N.A. (no change) Anesthesia N.A. (no change) Vascular N.A. Interventional Access N.A. Interventional N.A. Interventional Access N.A. Cardiac N.A. Vascular Solutions N.A. All Other Interventional Urology N.A. Latin America Urology N.A. / Respiratory N.A Cardiac N.A. Vascular Solutions N.A. Vascular Solutions EMEA Vascular Solutions Asia EMEA Vascular Solutions EMEA Interventional Urology EMEA Asia Vascular Solutions Asia Interventional Urology Asia

45 APPENDIX V - FULL YEAR 2017 VS. 2016 CONSTANT CURRENCY REVENUE GROWTH FY 2017 Constant Currency Revenue Growth New Product introductions 1.9% Price 0.6% Volume (excluding shipping day impact) 1.0% Shipping Day Impact (0.3%) Vascular Solutions 8.1% NeoTract 2.1% Other M&A 0.7% Constant Currency Revenue Growth 14.1% Note: See appendices for reconciliations of non-GAAP information